Exhibit 10.2
EXECUTION VERSION
AMENDED AND RESTATED SECURITY AGREEMENT
THIS AMENDED AND RESTATED SECURITY AGREEMENT is executed and delivered effective the 4th day of August, 2020, by:
FORTEGRA FINANCIAL CORPORATION,
a Delaware corporation, with its chief executive office at:
10151 Deerwood Park Blvd., Bldg. 100
Suite 330
Jacksonville, Florida 32256
(“Fortegra”)
and
LOTS INTERMEDIATE CO.,
a Delaware corporation, with its chief executive office at:
10151 Deerwood Park Blvd., Bldg. 100
Suite 330
Jacksonville, Florida 32256
(“LOTS”)
and
Each of the other entities listed on the signature pages hereto
(together with Fortegra and LOTS, each, a “Debtor”)
To and in favor of:
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as administrative agent, with its address at:
Fifth Third Center
38 Fountain Square Plaza
Cincinnati, Ohio 45263
(“Administrative Agent”)
PRELIMINARY STATEMENT
(i)    Fortegra and LOTS (collectively, the “Borrowers”), the Lenders, and the Administrative Agent previously entered into that certain Credit Agreement dated December 21, 2017 (as amended, modified restated or supplemented from time to time prior to the date hereof, the “Prior Credit Agreement”), whereby the Borrowers obtained a revolving line of credit in the original maximum principal amount of $30,000,000.00.
(ii)    Indebtedness, obligations and liabilities owed to the Lenders under the Prior Credit Agreement, and certain other Hedging Obligations and Treasury Management Obligations hereinafter referred to, are currently secured by, among other things, a Security Agreement dated as of December 21, 2017, by and among the Borrowers, the other Debtors and the Administrative Agent (the “Prior Security Agreement”).
(iii)    The Borrowers, the other Debtors, as guarantors, the Lenders and the Administrative Agent are concurrently herewith entering into an Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to amend and restate the Prior Credit Agreement and, subject to certain terms and conditions, to extend a revolving line of credit and make certain other financial accommodations available to the Borrowers in the maximum principal amount of $200,000,000.00 (which may be hereafter increased).
(iv)    As a condition to continuing to extend credit to the Borrowers as contemplated under the Credit Agreement, and to induce the Lenders to continue to extend said credit to the Borrowers, each Debtor has agreed to (x) grant a security interest to Administrative Agent for the benefit of the Secured Creditors in the collateral described below to secure such credit pursuant to the Credit Agreement, and (y) to amend and restate the Prior Security Agreement, all as more particularly set forth herein.
NOW THEREFORE, IN CONSIDERATION of and in order to induce the continued extension of credit constituting the Obligations secured hereby, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. The following terms shall have the meanings indicated below and shall be construed to have the broadest possible meanings permitted under the Code:
    (a)    “Agreement” means this Amended and Restated Security Agreement, as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
    (b)    “Code” means the Uniform Commercial Code in effect in the State of New York, as it shall be amended from time to time.
    (c)    “Collateral” means:
    (i)    all “Accounts” of Debtor, now held or hereafter acquired, representing money due or to become due to Debtor for the sale or lease of goods or services (or both), whether or not yet earned (whether characterized as accounts, chattel paper, chooses-in-action, contract rights, general intangibles, instruments, documents, notes or otherwise), and including all “Accounts” within the meaning of that term as defined in the Code);
    (ii)    all “Inventory” (within the meaning of that term as defined in the Code) of Debtor, wherever located, including, without limitation, all goods held for sale or lease in the ordinary course of Debtor’s business, and including all raw materials, ingredients, supplies and work in progress, whether now owned or hereafter acquired or produced, and all products (both finished and in their unmanufactured state) of the foregoing held for sale or used in the production of other inventory;
    (iii)    all “General Intangibles” (within the meaning of that term as defined in the Code) of Debtor arising from or related to Debtor’s business, including without limitation “Payment Intangibles” (as defined in the Code);
    (iv)    all “Deposit Accounts” (within the meaning of that term as defined in the Code), including, all rights of Debtor under account agreements with any depository institution, all securities accounts and commodity accounts of Debtor and all cash and cash equivalents on deposit from time to time in any such account;
    (v)    all “Equipment” and “Fixtures” (within the meaning of those terms as defined in the Code) of Debtor, including trade fixtures, heating, air conditioning and ventilation equipment (whether or not attached to real property), all communications equipment (including telephone systems, computer hardware and software (subject to applicable licenses);
    (vi)    all “Instruments”, “Documents”, “Commercial Tort Claims”, “Investment Property”, “Letter of Credit Rights”, “Supporting Obligations” and “Chattel Paper” of Debtor, as each such term is defined in the Code;
    (vii)    all intellectual property of the Debtor, including all rights relating to intellectual property and industrial designs, whether arising under United States federal or state laws, including copyrights, copyright licenses with any third party, patents, patent licenses with any third party, trademarks, trademark licenses with any third party, trade secrets and trade secret licenses with any third party, internet domain names, business names and fictitious names and registrations, all goodwill associated with any of the foregoing and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto;
    (viii)    all supporting evidence and documents relating to any of the above-described property, including computer programs, disks, tapes and related electronic data processing media, and all rights of the Debtor to retrieve the same from third parties, written applications, credit information, account cards, payments records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidence of indebtedness, insurance certificates and the like, together with all books of account, ledges and cabinets in which the same are reflected or maintained; and
    (ix)    the products and proceeds of all of the foregoing (including insurance proceeds payable by reason of loss or damage thereto and including all currency and all checks, drafts and other written orders for payment of accounts, or for the purchase of inventory and/or equipment, received by or deposited for the account of Debtor in any lock box or other depository facility or account maintained with Administrative Agent). The Collateral includes, without limitation, all assets of the same class or classes as the foregoing which are hereafter owned or acquired by Debtor.
Notwithstanding the foregoing, in no event shall the term “Collateral” (or any component thereof) include any (i) Excluded Assets, (ii) Capital Stock in (A) any Foreign Subsidiary other than, in the case of a Foreign Subsidiary owned directly by Debtor, 65% of the aggregate Capital Stock of such Foreign Subsidiary with ordinary voting power and 100% of the Capital Stock of such Foreign Subsidiary without ordinary voting power and (B) any Disregarded Domestic Subsidiary other than, in the case of a Disregarded Domestic Subsidiary owned directly by Debtor, 65% of the aggregate Capital Stock of such Disregarded Domestic Subsidiary with ordinary voting power and 100% of the Capital Stock of such Disregarded Domestic Subsidiary without ordinary voting power, (iii) Letter of Credit Rights in favor of any Regulated Insurance Company, (iv) any leasehold property, (v) fee-owned real property, (vi) vehicles and other assets perfected by certificates of title, (vii) ownership interests in joint ventures and non-wholly owned Subsidiaries that cannot be pledged without the consent of one or more non-Affiliate third parties, (viii) any asset if the grant or perfection of a security interest is prohibited by applicable law; provided that if and when the prohibition which prevents the granting or perfection of a security interest is removed, terminated or otherwise becomes unenforceable as a matter of law, the Administrative Agent will be deemed to have had, and at all times to have had, a security interest in such property, (ix) United States intent-to-use trademark applications, but only during the period in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable Federal law, (x) any other intellectual property if the grant of a Lien on or security interest in such intellectual property would result in the cancellation or voiding of such intellectual property, (xi) any Capital Stock of any Subsidiary held by Debtor (other than the Capital Stock of LOTS held by Fortegra), but only for so long as Indebtedness under the Trust Preferred Indenture is outstanding, (xii) any Excluded Accounts, (xiii) the Capital Stock of South Bay Acceptance Corporation if the grant or perfection of a security interest therein requires the consent, approval or authorization of any Governmental Authority, which consent, approval or authorization has not been received or obtained, (xiv) any property acquired by Debtor if and to the extent that Administrative Agent and the Borrowers shall have determined that the costs (including, without limitation, recording taxes and filing fees) of creating and perfecting a Lien on such property interests are excessive in relation to the value of the security afforded thereby and (xv) any lease, license, permit, contract or agreement to which Debtor is a party or any of Debtor’s rights or interests thereunder if and only for so long as the grant of a Lien thereon shall (A) give any other Person party to such lease, license, permit, contract or agreement the right to terminate its obligations thereunder, (B) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of Debtor therein or (C) constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, permit, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); provided that such lease, license, permit, contract or agreement shall be excluded from the definition of “Collateral” only to the extent and for so long as the consequences specified above shall exist and shall cease to be excluded from the definition of “Collateral” and shall become subject to the Liens granted under this Agreement, immediately and automatically, at such time as such consequences shall no longer exist.
    (d)    “Credit Agreement” shall have the meaning assigned to such term in the Preliminary Statements of this Agreement.
    (e)    “Debtor” means, collectively and individually, the party or parties designated as such in the introductory paragraph hereof.
    (f)    “Excluded Accounts” shall mean (i) the Capital Contribution Account and any money, securities or other assets from time to time held in the Capital Contribution Account, (ii) all deposit accounts or investment accounts now owned or hereafter acquired by Debtor (x) into which Debtor deposits funds, Instruments or other Investment Property on behalf of another Person and (y) which Debtor holds as an escrow or as a fiduciary for such Person, provided that such deposit accounts and investment accounts do not include funds or other property belonging to Debtor other than, in the case of an interest bearing deposit account, interest accrued on such deposit account, (iii) all non-operating deposit accounts or investment accounts now owned or hereafter acquired by Debtor maintained at a customer of Debtor into which such customer regularly deposits funds owing to Debtor and (iv) deposit accounts specially and exclusively used for payroll and payroll taxes, the balances of which are not in excess of the checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements, and other employee benefit payments to or for the benefit of Debtor’s salaried employees.
    (g)    “Excluded Assets” means (i) the stock or other ownership interest owned by Debtor in any subsidiary or affiliate of Debtor listed on Schedule “A” attached hereto and any subsidiary or affiliate hereafter acquired by Debtor (each a “Debtor Insurance Affiliate”) which is an insurance company regulated by the laws of any jurisdiction which prohibits or restricts the pledge of such ownership interest, and (ii) the assets of any such Debtor Insurance Affiliate.
    (h)    “Secured Creditor” means, collectively, the Administrative Agent and the Lenders, together with any Lender or Affiliate of any Lender with respect to Hedging Obligations and Treasury Management Obligations at the time of entry into or the incurrence of such Hedging Obligations and Treasury Management Obligations.

    (i)    “security interest” means the security interest (as that term is defined in the Code) granted by this Agreement.
    (j)    “Security Interest” shall have the meaning given such term in Section 2.
    (k)    “SBAC” means South Bay Acceptance Corporation, a California corporation.
    (l)    “South Bay Credit Facility” means that certain Loan Agreement dated April 28, 2017 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among SBAC, as borrower, those certain affiliates of SBAC party thereto, as guarantors, and Fifth Third Bank, National Association, as lender (together with any successor, assignee, replacement lender or any agent for the benefit of the lenders under such Loan Agreement, collectively, the “South Bay Lender”).
    (m)    “South Bay Guaranty” means that certain guaranty made by SBAC in favor of the South Bay Lender pursuant to that certain Loan Agreement dated August 5, 2019 among South Bay Funding LLC, as borrower, SBAC as guarantor and the South Bay Lender, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
2.    Grant of Security Interest. Each Debtor hereby grants to Administrative Agent, for the benefit of the Secured Creditors, a continuing and unconditional security interest (the “Security Interest”) in the Collateral, whether now owned or existing or hereafter created, acquired or arising, to secure the prompt, timely and complete repayment of the Obligations and the full, complete and timely performance of any and all obligations of such Debtor incurred in any writing evidencing, describing or securing any portion of the Obligations.
3.    Warranties of Debtor. Each Debtor represents and warrants to the Secured Creditors that:
    (a)    Debtor is the owner of its Collateral free of all security interests or other encumbrances except for (i) the Security Interest and (ii) Permitted Liens.
    (b)    Debtor has the full power and authority to enter into this Agreement and this Agreement is enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy or insolvency laws and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).
    (c)    The Security Interests granted pursuant to this Agreement constitute legal, valid, binding and enforceable and, subject to the Permitted Liens, first lien security interests in all of the Collateral in favor of Administrative Agent, as collateral security for the Obligations, enforceable against Debtor in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy or insolvency laws and by general equitable principles (whether enforcement is sought in proceedings in equity or at law) and, other than with respect to Collateral a security interest in which cannot be perfected by the filing of one or more UCC financing statements in the appropriate filing offices or, in the case of Investment Property, the delivery of appropriate certificates with stock powers, when such financing statements in appropriate form are filed in such filing offices have been completed and such certificates have been delivered and upon the payment of all filing fees, will be perfected.
    (d)    Each Debtor’s respective chief executive office is at the location listed on Schedule 1 to the Perfection Certificate opposite such Debtor’s name; and such Debtor has no other executive offices or places of business other than those listed on Schedule 1 to the Perfection Certificate opposite such Debtor’s name.
    (e)     Each Debtor’s legal name, jurisdiction of organization and organizational number (if any), in each case, as of the date hereof, are correctly set forth on Schedule 1 to the Perfection Certificate. No Debtor has transacted business at any time during the five-year period immediately preceding the date hereof, and does not, as of the date hereof, currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth on Schedule 2 to the Perfection Certificate.
    (f)    Schedule 4 to the Perfection Certificate contains a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by each of the Debtors as of the date hereof that are registered with any Governmental Authority.
    (g)    All Investment Property (including all securities, certificated or uncertificated, securities accounts and commodity accounts) owned directly by the Debtors on the date hereof are listed and identified on Schedule 5 of the Perfection Certificate. None of the Investment Property owned on the date hereof consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).
    (h)    All Deposit Accounts of the Debtors on the date hereof are listed and identified on Schedule 6 to the Perfection Certificate.
    (i)    Schedule 7 to the Perfection Certificate contains a true, complete and current listing of all Commercial Tort Claims held by the Debtors as of the date hereof, each described by referring to a specific incident giving rise to the claim.
Notwithstanding anything set forth in the foregoing or in any other Loan Document, the security interest granted by SBAC hereunder shall be subject and subordinate, in all respects, to the Security Interest granted by SBAC to the South Bay Lender pursuant to the South Bay Credit Facility and the South Bay Guaranty.
4.    Covenants of Debtor. So long as this Agreement has not been terminated as provided hereafter, each Debtor:

    (a)    will defend the Collateral against the claims of all other persons (other than holders of Permitted Liens);
    (b)    will keep the Collateral free of all security interests or other encumbrances and interests, except the Security Interest and the Permitted Liens;
    (c)    will permit Administrative Agent or its agents to inspect Debtor’s records pertaining to the Collateral at any reasonable time during normal business hours and upon reasonable prior notice and with such frequency as Administrative Agent may reasonably require;
    (d)    will pay all costs, including costs of title searches and filing financing statements and other documents in any public offices requested by Administrative Agent, and take such other action as Administrative Agent may reasonably deem advisable to perfect the Security Interest created by this Agreement, subject to the limitations of Section 6.9 of the Credit Agreement;
    (e)    will prevent any part of the Collateral from becoming an accession to other goods not covered by this Agreement;
    (f)    if a certificate of title is issued with respect to any of the Collateral, will, at the request of Administrative Agent following an Event of Default, promptly cause the Security Interest created under this Agreement to be duly noted and maintained on such certificate and will deliver such certificate to Administrative Agent;
    (g)    will, together with the delivery of each Compliance Certificate due under the Credit Agreement, notify the Administrative Agent of any additional intellectual property rights acquired or arising after the date hereof that have been registered with (or for which an application for registration has been made with) any United States federal Governmental Authority; provided any Debtor’s failure to do so shall not impair the Administrative Agent’s security interest therein;
    (h)    agrees to, together with delivery of each Compliance Certificate due under the Credit Agreement, execute and deliver to the Administrative Agent a supplement to Schedule 7 to the Perfection Certificate promptly upon becoming aware of any Commercial Tort Claim of such Debtor arising after the date hereof (provided any Debtor’s failure to do so shall not impair the Administrative Agent’s security interest therein), the value of which is reasonably expected to exceed $1,000,000;
    (i)    agrees to, together with delivery of each Compliance Certificate due under the Credit Agreement, notify the Administrative Agent of any Investment Property acquired or maintained by the Debtors after the date hereof, and will submit a supplement to Schedule 5 to the Perfection Certificate to reflect any such additional rights (provided any failure to do so shall not impair the Administrative Agent’s security interest therein);

    (j)    agrees to, together with delivery of each Compliance Certificate due under the Credit Agreement, notify the Administrative Agent of any Deposit Account opened or maintained by any Debtor after the date hereof and, together therewith, submit to the Administrative Agent a supplement to Schedule 6 to the Perfection Certificate to reflect such additional accounts (provided any failure to do so shall not impair the Administrative Agent’s security interest therein); and
    (k)    agrees to execute and deliver to the Administrative Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Administrative Agent may reasonably deem necessary or appropriate to assure the Administrative Agent its Security Interest hereunder in the Collateral.
5.    Default. If an Event of Default as defined in the Credit Agreement shall occur and be continuing after any period of grace or cure provided therein, or if any default under this Agreement shall occur and not be cured within ten (10) days after written notice from Administrative Agent (each an “Event of Default” hereunder), then, and in any such event the Obligations shall, at the option of Administrative Agent, become immediately due and payable and Administrative Agent may take all of the actions or remedies specified in Section 6 hereof (“Remedies”) or otherwise available under applicable law or by agreement; provided, however, that the right of acceleration set forth herein does not in any way limit any right which Administrative Agent has under the Credit Agreement, or any other instrument, evidencing or describing or securing any portion of the Obligations to demand immediate payment thereof or to accelerate the maturity thereof or otherwise exercise remedies with respect thereto.
6.    Remedies. If an Event of Default shall have occurred and be continuing, Administrative Agent shall have all rights and remedies of a secured party under the Code of any applicable jurisdiction and such other rights and remedies as may be available under other applicable law. Administrative Agent may collect all accounts and proceeds of the Collateral directly, in the name of Administrative Agent or any Debtor. If requested by Administrative Agent, Debtors will assemble the Collateral and make it available to Administrative Agent at a reasonable place to be designated by Administrative Agent. Each Debtor agrees that any notice by Administrative Agent of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Debtors if the notice is mailed by regular or certified mail, postage prepaid, at least ten (10) days before the action to be taken, to the Debtors at Debtors’ address specified in the introductory paragraph hereof, or to any other address which Debtors have specified in writing to Administrative Agent as the address as to which notices shall be given. Subject to Section 11.3 of the Credit Agreement, each Debtor also agrees to pay all costs and expenses incurred by Administrative Agent in enforcing this Agreement, realizing upon any Collateral and collecting any Obligations (including reasonable attorneys’ fees whether or not suit is brought and whether or not incurred in connection with trial, appeals or bankruptcy action) and each Debtor shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full. Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor under this Agreement (other than a Borrower to which this limitation shall not apply) shall not exceed $1.00 less than the lowest amount that would render such Debtor’s obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

Notwithstanding the foregoing or any other provision in this Agreement to the contrary, with respect to the Collateral of any Debtor, the Administrative Agent’s right to exercise voting or proxy rights, transfer or register such Collateral pursuant to this Agreement shall be subject to any required prior consent, approval, authorization or other required action of the Applicable Insurance Regulatory Authority or other applicable Governmental Authority.
7.    Miscellaneous.
    (a)    Each Debtor hereby irrevocably authorizes Administrative Agent (or its designee) at Debtors’ expense to file any financing statements and amendments thereto relating to the Collateral (without such Debtor’s signature thereon or further authorization from such Debtor) which Administrative Agent deems reasonably appropriate and such filings may indicate the Collateral as “all assets, whether now owned or hereafter acquired” or words of similar meaning or such other description as the Administrative Agent may determine. Each Debtor appoints Administrative Agent as such Debtor’s attorney-in-fact to file any such financing statements in such Debtor’s name and to perform all other acts which Administrative Agent reasonably deems appropriate to perfect and to continue perfection of the Security Interest.
    (b)    Each Debtor hereby irrevocably consents to any lawful and commercially reasonable act by Administrative Agent or its agents in entering upon any premises for the purposes of either (i) inspecting records of such Debtor pertaining to the Collateral, or (ii) taking possession of the Collateral after any Event of Default. Each Debtor hereby waives its right to assert against Administrative Agent or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located; provided, however, that such Debtor shall not be deemed to have waived any claim which such Debtor may have for actual, compensable damage to such Debtor’s property caused directly by such entry.
    (c)    Upon the occurrence and during the continuance of an Event of Default, each Debtor authorizes Administrative Agent to collect and apply against the Obligations any insurance proceeds payable on account of the loss of any of the Collateral and appoints Administrative Agent as such Debtor’s attorney-in-fact to endorse any check or draft representing such proceeds or refund; provided, that in the absence of an Event of Default, Administrative Agent shall endorse any such insurance proceeds over to such Debtor.
    (d)    Upon any Debtor’s failure to perform any of its duties hereunder, Administrative Agent may, but it shall not be obligated to, perform any of such duties and the Debtors shall forthwith upon demand reimburse Administrative Agent for any actual expenses reasonably incurred by Administrative Agent in so doing. All such sums advanced by Administrative Agent shall be deemed obligations of Debtors secured hereby. No such performance of any covenant or agreement by the Administrative Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate any Secured Creditor to take any further or future action with respect thereto.

    (e)    No delay or omission by Administrative Agent in exercising any right hereunder or with respect to any Obligations shall operate as a waiver of that or any other right, and no single or partial exercise or any right shall preclude Administrative Agent from any other or further exercise of the right or the exercise of any other right or remedy. Administrative Agent may cure any Event of Default by Debtors in any commercially reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by Debtors. No waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. All rights and remedies of Administrative Agent under this Agreement and under the Code shall be deemed cumulative.
    (f)    Administrative Agent shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by law; provided, however, that Debtors shall have the sole responsibility for taking any steps to preserve rights against all prior parties to any instrument or chattel paper in Administrative Agent’s possession as Collateral or as proceeds of the Collateral. Each Debtor waives notice of dishonor and protest of any instrument constituting Collateral at any time held by Administrative Agent on which such Debtor is in any way liable and waives notice of any other action taken by Administrative Agent with respect thereto.
    (g)    Upon the occurrence and continuation of an Event of Default hereunder, Administrative Agent may demand, collect and sue for all proceeds (either in a Debtor’s name or Administrative Agent’s name at the Administrative Agent’s option), with the right to enforce, compromise, settle or discharge any proceeds, in such manner as the Administrative Agent may deem appropriate. Administrative Agent may (and in the undertaking thereof may exercise all rights granted a secured party under the Code with respect thereto), (i) notify all Account debtors and direct them to make all payments of Accounts directly to Administrative Agent, (ii) sign such Debtor’s name on verifications of Accounts and other Collateral, and (iii) collect, hold and apply the proceeds of each Account, Payment Intangible and General Intangible to the payment of the Obligations, in such order and manner as Administrative Agent may elect. For such purpose, each Debtor appoints Administrative Agent as such Debtor’s attorney-in-fact to endorse such Debtor’s name on all checks, commercial paper and other instruments pertaining to the proceeds.
    (h)    Each Debtor hereby irrevocably constitutes and appoints the Administrative Agent as its proxy and attorney in fact, upon the occurrence and during the continuation of any Event of Default, with respect to its Investment Property and other Collateral, including the right to vote such Investment Property and other Collateral, with full power of substitution to do so, and including the right to exercise all other rights, powers, privileges and remedies to which a holder of such Investment Property would be entitled, and to endorse a Debtor’s name on any assignments, stock powers or other instruments of transfer; provided, that the Administrative agent may not exercise any rights under this clause (h) unless it has given the relevant Debtor at least one (1) Business Days’ prior written notice of its intention to exercise such rights.

    (i)    Subject to the occurrence of the Termination Conditions, for the purpose of enabling the Administrative Agent to exercise rights and remedies hereunder, at such time after the occurrence and during the continuation of an Event of Default hereunder, as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Debtor hereby grants to the Administrative Agent an irrevocable (but terminable in accordance with this clause (i)), non-exclusive license and right to use, after the occurrence and during the continuance of an Event of Default, all of such Debtor’s patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, copyrights, copyright licenses, copyright applications, copyright registrations, and similar intangibles that constitute the Collateral (except to the extent prohibited by the terms of any license or other contract with an unaffiliated third party that is applicable to such Collateral) in connection with any foreclosure or other realization by the Administrative Agent on all or any part of the Collateral to the extent permitted by law. The license and right granted the Administrative Agent hereby shall be without any royalty or fee or charge whatsoever.
    (j)    The terms “Administrative Agent” and “Debtor” as used in this agreement include the successors or permitted assigns of those parties.
    (k)    This Agreement may not be modified or amended nor shall any provision of it be waived except pursuant to the terms of Section 11.2 of the Credit Agreement.
    (l)    This Agreement shall be construed under the Code, as adopted in the State of New York and otherwise governed by the laws of the State of New York.
    (m)    This Agreement is a continuing agreement which shall remain in force until the Termination Conditions have been satisfied. The Security Interest herein created and provided for stand as direct and primary security for the Obligations of the Borrowers arising under or otherwise relating to the Credit Agreement as well as for the other Obligations secured hereby. No application of any sums received by the Secured Creditors in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until the Termination Conditions have been satisfied. Each Debtor acknowledges and agrees that the Security Interest hereby created and provided is absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of any Secured Creditor or any other holder of any Obligations, and without limiting the generality of the foregoing, the Security Interest hereof shall not be impaired by any acceptance by any Secured Creditor or any other holder of any Obligations of any other security for or guarantors upon any of the Obligations or by any failure, neglect or omission on the part of any Secured Creditor or any other holder of any of the Obligations to realize upon or protect any of the Obligations or any collateral or security therefor. The Security Interest hereof shall not in any manner be impaired or affected by (and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Secured Creditors may at their discretion at any time grant credit to the Borrowers without notice to the other Debtors in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the lien and security interest created and provided for. In order to realize hereon and to exercise the rights granted the Administrative Agent hereunder and under applicable law, there shall be no obligation on the part of the Administrative Agent at any time to first resort for payment to any Borrower or any other Debtor or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Administrative Agent shall have the right to enforce this Agreement against any Debtor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.
    (n)    Each Debtor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Debtor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Debtor ceases to be a Loan Party. The Security Interests in any Collateral that is sold or to be sold as part of or in connection with any sale or other disposition not prohibited by the terms of the Loan Documents to any Person other than a Borrower shall be automatically released upon the consummation of such transaction.
    (o)    Upon termination of this Agreement, Administrative Agent shall return all original collateral within two (2) Business Days thereof and take all other steps reasonably requested (but at Debtors’ cost) by Debtors to release its Security Interest, including the filing of any notices of such release.
    (p)    This Agreement shall constitute additional security and rights in favor of Administrative Agent and shall not be deemed to diminish or reduce any rights of Administrative Agent under any other instrument executed in connection therewith.
    (q)    Any power of attorney granted to Administrative Agent under this Agreement is coupled with an interest and is irrevocable until the termination of this Agreement.
    (r)    This Agreement may be executed by one or more of the parties thereto on any number of separate counterparts (including by telecopy or by email, in pdf format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by email, in pdf format, shall be effective as delivery of a manually executed counterpart of this Agreement.

    (s)    Al notices and other communications provided for herein shall be in writing and shall be given to the applicable party as set forth in Section 11.1 of the Credit Agreement.
    (t)    Any provision of this held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.    Waiver of Jury Trial; Jurisdiction.
    (a)    Each Debtor and Administrative Agent each hereby knowingly, voluntarily and intentionally, after opportunity for consultation with independent counsel, waives its right to trial by jury in any action or proceeding to enforce or defend any rights or obligations (i) under this Agreement, or (ii) arising from the financial relationship between the parties existing in conjunction with this Agreement or any other Loan Document or agreement delivered in connection herewith, or (iii) arising from any course of dealing, course of conduct, statement (verbal or written) or action of the parties in connection with such financial relationship.
    (b)    The parties hereto hereby irrevocably and unconditionally submit, for themselves and their property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court and courts of the State of New York sitting in New York County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
9.    Additional Debtor; Substitution of Debtor. In the event the Administrative Agent shall at any time in its discretion permit a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule B, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and, in the case of a substitution, in lieu of the Debtor being replaced. Any such agreement shall contain information as to such Debtor necessary to update the Perfection Certificate with respect to it. No such substitution shall be effective absent the written consent of the Administrative Agent nor shall it in any manner affect the obligations of the other Debtors hereunder.

10.    The Administrative Agent. In acting under or by virtue of this Agreement, the Administrative Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement (including Article X thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Administrative Agent hereby disclaims any representation or warranty to the Secured Creditors or any other holders of the Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.
11.    Amendment and Restatement. This Agreement shall become effective on the date hereof and shall supersede all provisions of the Prior Security Agreement as of such date. From and after the date hereof, all references made to the Prior Security Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement.
[Signature on Following Page]

IN WITNESS WHEREOF, each Debtor has executed this Amended and Restated Security Agreement as of the date first stated above.

DEBTORS: FORTEGRA FINANCIAL CORPORATION, a Delaware corporation LOTS INTERMEDIATE CO., a Delaware corporation

By:	/s/ Michael F. Grasher
	Name:	Michael F. Grasher
	Its:	Executive Vice President & Chief Financial Officer

4WARRANTY CORPORATION,
      a Florida corporation
THE SERVICE DOC, INC.,
a Florida corporation
DIGITAL LEASH LLC d/b/a ProtectCell,
a Florida limited liability company
PACIFIC BENEFITS GROUP NORTHWEST, L.L.C.,
an Oregon limited liability company
LOTSOLUTIONS, INC.,
a Georgia corporation
LOTSOLUTIONS FLORIDA LLC,
a Florida limited liability company
SOUTH BAY FINANCIAL SERVICES, LLC,
a Delaware limited liability company
SOUTH BAY ACCEPTANCE CORPORATION,
a California corporation
UNITED MOTOR CLUB OF AMERICA, INC., a Kentucky corporation
CONTINENTAL CAR CLUB, INC.,
a Tennessee corporation
AUTO KNIGHT MOTOR CLUB INC.,
a California corporation

By:	/s/ Christopher D. Romaine
	Name:	Christopher D. Romaine
	Its:	Secretary
Signature Page to Amended and Restated Security Agreement (Fortegra Financial Corporation)

Accepted and agreed to.

ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Jane Badger
	Name:	Jane Badger
	Its:	VP
Signature Page to Amended and Restated Security Agreement (Fortegra Financial Corporation)